Exhibit 99.2
PHH Corporation Announces Fourth Quarter 2008 Results
PHH to host conference call at 12:00 p.m. EST on March 2, 2009
•	MORTGAGE PRODUCTION SEGMENT TURNS PROFITABLE IN DECEMBER AND BREAKS EVEN FOR 4TH QUARTER; SEGMENT ON TRACK FOR PROFITABLE 1ST QUARTER
•	MORTGAGE SERVICING RIGHTS VALUATION ADJUSTMENTS DRIVE MORTGAGE SERVICING SEGMENT LOSS FOR THE 4TH QUARTER; ACTUAL PREPAYMENTS FIRST QUARTER TO DATE CONTINUE TO BE FAVORABLE TO MODELED PREPAYMENTS
•	FLEET MANAGEMENT SERVICES SEGMENT 4TH QUARTER PROFIT OF $5 MILLION
•	CHESAPEAKE NOTES BEGIN AMORTIZATION
Mt. Laurel, NJ, February 27, 2009 (Business Wire) — PHH Corporation (NYSE: PHH) today announced results for the three months and year ended December 31, 2008.
Consolidated Results
     Fourth Quarter — 2008
•	Net Revenues for the fourth quarter of 2008 were $218 million, which included a $390 million net loss on mortgage servicing rights (“MSRs”) risk management activities compared to Net revenues of $550 million for the fourth quarter of 2007.
•	Net loss for the fourth quarter of 2008 was $216 million, driven primarily by the net loss on MSR risk management activities, compared to Net income of $12 million for the fourth quarter of 2007.
•	Basic and diluted (loss) earnings per share was $(3.98) and $0.21 for the fourth quarter of 2008 and 2007, respectively.
     Full Year — 2008
•	Net Revenues for 2008 were $2,056 million, which included a $466 million net loss on MSRs risk management activities compared to Net revenues of $2,240 million for 2007.
•	Net loss for 2008 was $254 million, driven primarily by the net loss on MSR risk management activities, compared to Net loss of $12 million for 2007.
•	Basic and diluted loss per share was $4.68 and $0.23 for 2008 and 2007, respectively.

Segment Results — Fourth Quarter 2008

	Mortgage	Mortgage	Fleet
	Production	Servicing	Management		Total PHH
	Segment	Segment	Services Segment	Other	Corporation
	(In millions)
Net fee income	$36	$—	$40	$—	$76
Fleet lease income	—	—	394	—	394
Gain on mortgage loans(1)	94	—	—	—	94
Decline in valuation of certain MLHS(2)	(12)	—	—	—	(12)
Loan servicing income	—	100	—	—	100
Other net revenues	(5)	1	17	(2)	11

Net revenues before MSRs valuation adjustments	113	101	451	(2)	663
Valuation adjustments related to MSRs	—	(445)	—	—	(445)

Net revenues	113	(344)	451	(2)	218

Depreciation on operating leases	—	—	328	—	328
Fleet interest expense	—	—	45	(2)	43
Foreclosure-related charges	—	16	—	—	16
Other expenses	114	22	73	—	209

Total expenses	114	38	446	(2)	596

Pre-tax (loss) income before minority interest	(1)	(382)	5	—	(378)
Minority interest in loss of consolidated entities, net of income taxes	(1)	—	—	—	(1)

Segment (loss) profit	$—	$(382)	$5	$—	$(377)

(1) Gain on mortgage loans other than decline in the valuation of scratch and dent and second-lien mortgage loans.

(2) Represents the decline in the valuation of scratch and dent and second-lien mortgage loans.
     Mortgage Production Segment
•	Break-even segment profit for the Mortgage Production Segment driven by profitable December results, despite $12 million write-down of scratch and dent and second-lien mortgage loans and $4 million of reorganization costs during the quarter.
•	On November 25, 2008, the Federal Reserve announced a program to purchase mortgage backed securities, which resulted in interest rates on conforming loans declining to historic lows during December and, in turn, resulted in increased application volume.
•	Profitable December trend continued into the first quarter of 2009; strong volume and historically high margins experienced in January and February combined with cost reduction initiatives; on track for a profitable 2009 first quarter for the segment.
•	Overall origination volumes during the fourth quarter of 2008 were negatively impacted by continued weakness in the housing market. Total originations were $5.4 billion during the fourth quarter of 2008 compared to $8.3 billion in the fourth quarter of 2007.
•	Fourth quarter 2008 total originations were comprised of $3.3 billion of loans closed to be sold, approximately 99% of which were conforming, and $2.0 billion in fee-based closings.
•	7th largest retail originator of residential mortgages, with 4.0% market share and 10th largest overall residential mortgage originator, with 2.3% market share as of December 31, 2008 (based on data from Inside Mortgage Finance, Copyright 2009).
•	As a result of cost saving initiatives during 2008, we believe the break-even point for our Mortgage Production Segment was lowered from $39 billion to $27 billion in origination volume.

     Mortgage Servicing
•	Mortgage Servicing segment loss for the fourth quarter of 2008 of $382 million includes $445 million of unfavorable valuation adjustments related to MSRs ($390 million of which represents a non-cash write-down of the MSR asset primarily due to change in mortgage rates during the fourth quarter of 2008 and the remaining $55 million represents the reduction in the value of MSRs due to prepayments and portfolio decay). Segment loss also included foreclosure-related charges of $16 million and a net reinsurance loss of $13 million.
•	During 2008, we assessed the composition of our capitalized mortgage servicing portfolio and its relative sensitivity to refinance if interest rates decline, the costs of hedging and the anticipated effectiveness of the hedge given the current economic environment. Based on that assessment, we made the decision to close out substantially all of our derivatives related to MSRs during the third quarter of 2008, which resulted in the volatility in the results of operations for our Mortgage Servicing segment noted above during the fourth quarter of 2008.
•	The non-cash write-down of the MSR has caused the capitalization rate to decline to 99 bps at December 31, 2008. For the first quarter of 2009 to date, our actual prepayment experience is approximately two-thirds of modeled prepayments.
•	Credit-related reserves, including reserves for estimated reinsurance losses, increased by $26 million during the fourth quarter of 2008.
•	Loan servicing portfolio of $149.8 billion — 10th largest mortgage loan servicer with 1.3% market share as of December 31, 2008 (based on data from Inside Mortgage Finance, Copyright 2009).
     Fleet Management Services
•	Fleet Management Services segment profit of $5 million for the fourth quarter of 2008 includes the impact of an increase in debt fees and increased spreads between the indices used for billings and the index associated with our fleet management asset-backed debt of $12 million and reorganization costs of $5 million.
•	We expect future leases to be more reflective of our expected cost of funds. In some cases, we have been unable to come to mutual agreement with our clients and have had to suspend acceptance of additional orders until an agreement is reached or the financial environment improves.
•	Cost reduction initiatives were implemented during the fourth quarter of 2008 in anticipation of expected volume declines.

Segment Results — Full Year 2008

	Mortgage	Mortgage	Fleet
	Production	Servicing	Management		Total PHH
	Segment	Segment	Services Segment	Other	Corporation
	(In millions)
Net fee income	$208	$—	$163	$—	$371
Fleet lease income	—	—	1,585	—	1,585
Gain on mortgage loans(1)	328	—	—	—	328
Decline in valuation of certain MLHS(2)	(69)	—	—	—	(69)
Loan servicing income	—	430	—	—	430
Other net revenues	(5)	27	79	43	144

Net revenues before MSRs valuation adjustments	462	457	1,827	43	2,789
Valuation adjustments related to MSRs	—	(733)	—	—	(733)

Net revenues	462	(276)	1,827	43	2,056

Depreciation on operating leases	—	—	1,299	—	1,299
Fleet interest expense	—	—	169	(7)	162
Foreclosure-related charges	—	69	—	—	69
Other expenses	518	85	297	8	908

Expenses before Goodwill impairment.	518	154	1,765	1	2,438
Goodwill impairment	61	—	—	—	61

Total expenses	579	154	1,765	1	2,499

Pre-tax (loss) income before minority interest	(117)	(430)	62	42	(443)

Minority interest in loss of consolidated entities, net of income taxes	(24)	—	—	—	(24)

Segment (loss) profit	$(93)	$(430)	$62	$42	$(419)

(1)	Gain on mortgage loans other than decline in the valuation of adjustable-rate, scratch and dent, Alt-A, second-lien and jumbo mortgage loans.

(2)	Represents the decline in valuation of adjustable-rate, scratch and dent, Alt-A, second-lien and jumbo mortgage loans.
     Mortgage Production Segment
•	Segment loss of $93 million in 2008 (59% decrease in loss compared to 2007) despite originations of $33.9 billion in 2008 (14% decrease compared to 2007)
•	Segment loss includes $69 million decline in the valuation of adjustable-rate, scratch and dent, Alt-A, second-lien and jumbo mortgage loans, hedge losses on interest rate lock commitments (“IRLCs”) above historical levels of $36 million, PHH Home Loans’ $35 million non-cash charge for Goodwill impairment ($61 million pre-tax less $26 million of Minority interest net of income taxes), and $7 million of reorganization costs, partially offset by $30 million benefit of adopting fair value accounting pronouncements.
•	Total originations were comprised of $20.8 billion of loans closed to be sold, approximately 96% of which were conforming, and $13.2 billion of fee-based closings.
•	After consideration of the impact of the adoption of fair value accounting pronouncements, Mortgage fees, Salaries and related expenses and Other operating expenses decreased during both the three months and year ended December 31, 2008 in comparison to the respective prior year periods reflecting reduced origination volumes and the impact of our cost-reduction initiatives.

     Mortgage Servicing Segment
•	Segment loss of $430 million in 2008 was driven by $733 million of unfavorable valuation adjustments related to MSRs ($466 million of which represents the net loss on MSRs risk management activities including the fourth quarter write-down of the MSR asset primarily due to declines in mortgage rates during the fourth quarter of 2008 and the remaining $267 million represents the reduction in the value of MSRs due to prepayments and portfolio decay). Segment loss also included foreclosure-related charges of $69 million and net reinsurance loss of $17 million.
•	Mortgage interest income during the year ended December 31, 2008 was impacted by lower short-term interest rates (the average daily one-month LIBOR decreased by 256 bps during the year ended December 31, 2008 compared to the respective period of 2007) and lower average escrow balances in 2008 resulting from the sale of MSRs during 2007.
•	Loan servicing income during the year ended December 31, 2008 decreased from the prior year primarily due to a decrease in the capitalized servicing portfolio, which was also attributable to the sale of MSRs during 2007.
•	Credit-related reserves, including reserves for estimated reinsurance losses, increased by $83 million during the year ended December 31, 2008 compared to $27 million during the respective prior year period.
•	Total delinquency rate as a percentage of the total unpaid principal balance of the mortgage loan servicing portfolio at 3.67% as of December 31, 2008, which we believe compares favorably to the industry.
     Fleet Management Services Segment
•	Segment profit of $62 million in 2008 was $54 million lower than the comparable period of 2007 primarily as a result of the impact of an increase in debt fees and increased spreads between the indices used for billings and the index associated with our fleet management asset-backed debt of $40 million.
•	Declines in average unit counts during 2008 compared to 2007 were primarily attributable to deteriorating economic conditions and the residual effects of the timing associated with the roll-off of leased units related to the terminated merger.
     Other
•	The consolidated results include the receipt of a reverse termination fee from Blackstone Capital Partners V L.P., net of terminated merger related expenses, of $42 million.
The adoption of the new fair value accounting pronouncements, effective January 1, 2008, also impacted the comparability of various financial statement line items on our Condensed Consolidated Statements of Operations for the three months and year ended December 31, 2008 in comparison to the respective periods of 2007. Investors should consult our Annual Report on Form 10-K for the year ended December 31, 2008 when it is filed, for more information regarding the impact of adopting these accounting pronouncements.
Liquidity
•	As of December 31, 2008, we had $260 million of unused available capacity under our unsecured committed credit facilities, which increased from $211 million as of September 30, 2008.
•	We have elected to allow the Series 2006-1 and 2006-2 notes issued by Chesapeake to amortize in accordance with their terms effective February 27, 2009. We have been unable to come to agreement with the existing Chesapeake lenders prior to the notes’ scheduled expiry date, on terms that were commercially agreeable to us and in the best interest of our clients. During the amortization period, we will be unable to borrow additional amounts under the Chesapeake vehicle management asset-backed debt arrangement. In addition, the $3.3 billion currently outstanding under both series of notes will be repaid as lease payments are received over the lease term of the collateralized vehicle leases. Amortization of the Chesapeake notes will not result in a breach of any covenants or the capacity reduction on any of our other borrowing arrangements. We intend to continue our negotiations with existing Chesapeake lenders to renew all or a portion of the Series 2006-1 and 2006-2 notes on terms acceptable to us, and we are also evaluating alternative sources of potential funding.

•	We intend to continue to carefully manage order flow from our clients, align our customer billing with our cost of funds and monitor available funding capacity. We expect that the decision to amortize the Chesapeake notes, in combination with the suspension of additional orders from clients with whom we are unable to come to mutual agreement on new pricing and the anticipated slowdown in factory orders caused by the broader deterioration in the overall economy, will negatively impact our order volume for 2009. We believe that the inclusion of commercial fleet assets as eligible collateral for TALF could be a benefit to our Fleet Management Services Segment.
Investors should consult our Annual Report on Form 10-K for the year ended December 31, 2008 when it is filed, for more information regarding our financing activities.
Management Comments and Outlook
Terry Edwards, president and chief executive officer, stated, “During December 2008, mortgage production turned profitable, as we experienced increased refinance volumes as a result of mortgage rates declining to historic lows. Volumes and margins have continued to be favorable thus far in 2009 and we expect to be profitable in our Mortgage Production Segment in the first quarter of 2009. While the rate decreases in the fourth quarter adversely impacted our modeled MSR value, there was no impact to cash and our prepay experience so far in 2009 is two-thirds of our modeled speeds. In the event that government initiatives result in an improvement in the credit markets and a stabilization of home prices, as intended, the frequency and severity of credit losses, including reinsurance, should improve during 2009. Our Fleet Management Services Segment’s results for 2009 are expected to be negatively impacted by an additional $30 to $40 million as a result of both the continued mismatch in our funding costs compared to customer billing rates and volume declines due to the economic climate. We expect leasing margins to improve late in 2009 and to continue to do so into 2010. We look forward to updating investors with our web cast presentation on Monday, March 2, 2009 at Noon where we will share scenarios with investors which will demonstrate the potential earnings power of PHH in 2009.”
Conference Call
The Company will conduct a conference call for investors on Monday, March 2, 2009 at 12:00 p.m., Eastern Standard Time. Interested investors can access the conference call by dialing 1-877-879-6209 or 1-719-325-4768, using passcode 4079569, ten minutes prior to the start time. The conference call will also be broadcast on the Company’s website at www.phh.com. A replay will be available beginning approximately two hours after the conclusion of the live call and ending on March 17, 2009 by dialing 1-888-203-1112 or 1-719-457-0820, using passcode 4079569, or by logging on to the Company’s website.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2008
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include the following: (i) our belief that our Mortgage Production segment will be profitable in the first quarter of 2009; (ii) our belief that our cost reduction initiatives lowered the break-even point for our results in our Mortgage Production Segment to $27 billion in origination volumes; (iii) our expectation that our future leases for our Fleet Management Services segment will be more reflective of our cost of funds; (iv) our intention to continue our negotiations with our existing Chesapeake lenders; (v) our intention to manage our order flow from our Fleet Management Services clients, align our customer billing for our Fleet Management Services segment with our cost of funds and monitor our available funding capacity; (vi) our expectation that the frequency and severity of credit losses, including reinsurance will improve if certain government initiatives achieve their intended results; (vii) our expectation that leasing margins may improve late in 2009 and continue to do so into 2010; and (viii) our belief that the inclusion of commercial fleet assets as eligible collateral for TALF could be a benefit to our Fleet Management Services Segment. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months		Year Ended
	Ended December 31,		December 31,
	2008	2007	2008	2007
Revenues
Mortgage fees	$36	$26	$208	$127
Fleet management fees	40	42	163	164

Net fee income	76	68	371	291

Fleet lease income	394	408	1,585	1,598

Gain on mortgage loans, net	82	18	259	94

Mortgage interest income	35	71	173	351
Mortgage interest expense	(43)	(55)	(171)	(267)

Mortgage net finance (expense) income	(8)	16	2	84

Loan servicing income	100	105	430	489

Change in fair value of mortgage servicing rights	(445)	(277)	(554)	(509)
Net derivative gain (loss) related to mortgage servicing rights	—	189	(179)	96

Valuation adjustments related to mortgage servicing rights	(445)	(88)	(733)	(413)

Net loan servicing (loss) income	(345)	17	(303)	76

Other income	19	23	142	97

Net revenues	218	550	2,056	2,240

Expenses
Salaries and related expenses	99	77	440	326
Occupancy and other office expenses	19	22	74	77
Depreciation on operating leases	328	320	1,299	1,264
Fleet interest expense	43	54	162	213
Other depreciation and amortization	6	7	25	29
Other operating expenses	101	102	438	376
Goodwill impairment	—	—	61	—

Total expenses	596	582	2,499	2,285

Loss before income taxes and minority interest	(378)	(32)	(443)	(45)
Benefit from income taxes	(161)	(41)	(165)	(34)

(Loss) income before minority interest	(217)	9	(278)	(11)
Minority interest in (loss) income of consolidated entities, net of income taxes of $1, $2, $3 and $(1)	(1)	(3)	(24)	1

Net (loss) income	$(216)	$12	$(254)	$(12)

Basic and diluted (loss) earnings per share	$(3.98)	$0.21	$(4.68)	$(0.23)

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	December 31,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$109	$149
Restricted cash	614	579
Mortgage loans held for sale, net	—	1,564
Mortgage loans held for sale (at fair value)	1,006	—
Accounts receivable, net	468	686
Net investment in fleet leases	4,204	4,224
Mortgage servicing rights	1,282	1,502
Investment securities	37	34
Property, plant and equipment, net	63	61
Goodwill	25	86
Other assets(1)	465	472

Total assets	$8,273	$9,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$451	$533
Debt	5,764	6,279
Deferred income taxes	579	697
Other liabilities	212	287

Total liabilities	7,006	7,796

Commitments and contingencies	—	—
Minority interest	1	32
Total stockholders’ equity(2)	1,266	1,529

Total liabilities and stockholders’ equity	$8,273	$9,357

(1)	Other assets include intangible assets of $40 million and $43 million as of December 31, 2008 and 2007, respectively.

(2)	Outstanding shares of common stock were 54.256 million and 54.079 million as of December 31, 2008 and 2007, respectively.

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(Unaudited)

	Net Revenues			Segment (Loss) Profit(1)
	Three Months Ended			Three Months
	December 31,			Ended December 31,
	2008	2007	Change	2008(2)	2007	Change
	(In millions)
Mortgage Production segment	$113	$38	$75	$—	$(65)	$65
Mortgage Servicing segment	(344)	38	(382)	(382)	5	(387)

Total Mortgage Services	(231)	76	(307)	(382)	(60)	(322)
Fleet Management Services segment	451	475	(24)	5	35	(30)

Total reportable segments	220	551	(331)	(377)	(25)	(352)
Other (3)	(2)	(1)	(1)	—	(4)	4

Total Company	$218	$550	$(332)	$(377)	$(29)	$(348)

	Net Revenues			Segment (Loss) Profit(1)
				Year Ended
	Year Ended December 31,			December 31,
	2008	2007	Change	2008(2)(4)	2007	Change
	(In millions)
Mortgage Production segment	$462	$205	$257	$(93)	$(225)	$132
Mortgage Servicing segment	(276)	176	(452)	(430)	75	(505)

Total Mortgage Services	186	381	(195)	(523)	(150)	(373)
Fleet Management Services segment	1,827	1,861	(34)	62	116	(54)

Total reportable segments	2,013	2,242	(229)	(461)	(34)	(427)
Other (3)	43	(2)	45	42	(12)	54

Total Company	$2,056	$2,240	$(184)	$(419)	$(46)	$(373)

(1)	The following is a reconciliation of Loss before income taxes and minority interest to segment loss:

	Three Months		Year Ended
	Ended December 31,		December 31,
	2008	2007	2008	2007
	(In millions)
Loss before income taxes and minority interest	$(378)	$(32)	$(443)	$(45)
Minority interest in (loss) income of consolidated entities, net of income taxes(3)	(1)	(3)	(24)	1

Segment loss	$(377)	$(29)	$(419)	$(46)

(2)	Net revenues and segment loss for 2008 were negatively impacted by unfavorable Valuation adjustments related to mortgage servicing rights, net of $733 million, $445 million of which related to the fourth quarter of 2008. We made the decision to close out substantially all of our derivatives related to MSRs during the third quarter of 2008, which resulted in volatility in the results of operations for our Mortgage Servicing Segment during the fourth quarter of 2008.

(3)	Net revenues reported under the heading Other for the three months ended December 31, 2008 and the three months and year ended December 31, 2007 represent intersegment eliminations. Net revenues reported under the heading Other for the year ended December 31, 2008 represent amounts not allocated to our reportable segments, primarily related to the terminated Merger Agreement, and intersegment eliminations. Segment profit of $42 million reported under the heading Other for the year ended December 31, 2008 represents income related to the terminated Merger Agreement. Segment loss reported under the heading Other for the three months and year ended December 31, 2007 represents expenses related to the terminated Merger Agreement.

(4)	During the year ended December 31, 2008, the Company recorded a non-cash Goodwill impairment of $61 million, $52 million net of a $9 million income tax benefit, related to the PHH Home Loans reporting unit, which is included in the Mortgage Production segment. Minority interest in (loss) income of consolidated entities, net of income taxes for the year ended December 31, 2008 was impacted by $26 million, net of a $4 million income tax benefit, as a result of the Goodwill impairment. Segment loss for the year ended December 31, 2008 was impacted by $35 million as a result of the Goodwill impairment.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
FOURTH QUARTER 2008 VS. FOURTH QUARTER 2007
(Unaudited)

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(Dollars in millions, except
	average loan amount)
Loans closed to be sold	$3,337	$5,976	$(2,639)	(44)%
Fee-based closings	2,026	2,333	(307)	(13)%

Total closings	$5,363	$8,309	$(2,946)	(35)%

Purchase closings	$4,068	$5,425	$(1,357)	(25)%
Refinance closings	1,295	2,884	(1,589)	(55)%

Total closings	$5,363	$8,309	$(2,946)	(35)%

Fixed rate	$3,566	$5,610	$(2,044)	(36)%
Adjustable rate	1,797	2,699	(902)	(33)%

Total closings	$5,363	$8,309	$(2,946)	(35)%

Number of loans closed (units)	25,047	37,526	(12,479)	(33)%

Average loan amount	$214,096	$221,404	$(7,308)	(3)%

Loans sold	$3,536	$6,348	$(2,812)	(44)%

Applications	$9,112	$10,812	$(1,700)	(16)%

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees	$36	$26	$10	38%

Gain on mortgage loans, net	82	18	64	356%

Mortgage interest income	21	31	(10)	(32)%
Mortgage interest expense	(25)	(37)	12	32%

Mortgage net finance expense	(4)	(6)	2	33%

Other expense	(1)	—	(1)	n/m (1)

Net revenues	113	38	75	197%

Salaries and related expenses	62	45	17	38%
Occupancy and other office expenses	12	15	(3)	(20)%
Other depreciation and amortization	3	3	—	—
Other operating expenses	37	43	(6)	(14)%

Total expenses	114	106	8	8%

Loss before income taxes and minority interest	(1)	(68)	67	99%
Minority interest in loss of consolidated entities, net of income taxes	(1)	(3)	2	67%

Segment loss	$—	$(65)	$65	100%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT
SELECTED FINANCIAL STATEMENT DETAILS
FOURTH QUARTER 2008 VS. FOURTH QUARTER 2007
(Unaudited)

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees prior to the deferral of fee income	$36	$50	$(14)	(28)%
Deferred fees under SFAS No. 91	—	(24)	24	n/m (1)

Mortgage fees	$36	$26	$10	38%

(1)	n/m — Not meaningful.

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In millions)
Salaries and related expenses prior to the deferral of loan origination costs	$62	$74	$(12)	(16)%
Deferred loan origination costs under SFAS No. 91	—	(29)	29	n/m (1)

Salaries and related expenses	$62	$45	$17	38%

(1)	n/m — Not meaningful.

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In millions)
Other operating expenses prior to the deferral of loan origination costs	$37	$46	$(9)	(20)%

Deferred loan origination costs under SFAS No. 91	—	(3)	3	n/m (1)

Other operating expenses	$37	$43	$(6)	(14)%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
YEAR ENDED DECEMBER 31, 2008 VS. YEAR ENDED DECEMBER 31, 2007
(Unaudited)

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(Dollars in millions, except
	average loan amount)
Loans closed to be sold	$20,753	$29,207	$(8,454)	(29)%
Fee-based closings	13,166	10,338	2,828	27%

Total closings	$33,919	$39,545	$(5,626)	(14)%

Purchase closings	$21,403	$25,692	$(4,289)	(17)%
Refinance closings	12,516	13,853	(1,337)	(10)%

Total closings	$33,919	$39,545	$(5,626)	(14)%

Fixed rate	$20,008	$25,525	$(5,517)	(22)%
Adjustable rate	13,911	14,020	(109)	(1)%

Total closings	$33,919	$39,545	$(5,626)	(14)%

Number of loans closed (units)	146,049	182,885	(36,836)	(20)%

Average loan amount	$232,241	$216,228	$16,013	7%

Loans sold	$21,079	$30,346	$(9,267)	(31)%

Applications	$48,545	$52,533	$(3,988)	(8)%

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees	$208	$127	$81	64%

Gain on mortgage loans, net	259	94	165	176%

Mortgage interest income	92	171	(79)	(46)%
Mortgage interest expense	(99)	(190)	91	48%

Mortgage net finance expense	(7)	(19)	12	63%

Other income	2	3	(1)	(33)%

Net revenues	462	205	257	125%

Salaries and related expenses	297	195	102	52%
Occupancy and other office expenses	44	49	(5)	(10)%
Other depreciation and amortization	13	15	(2)	(13)%
Other operating expenses	164	170	(6)	(4)%
Goodwill impairment	61	—	61	n/m (1)

Total expenses	579	429	150	35%

Loss before income taxes and minority interest	(117)	(224)	107	48%
Minority interest in (loss) income of
consolidated entities, net of income taxes	(24)	1	(25)	n/m (1)

Segment loss	$(93)	$(225)	$132	59%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT
SELECTED FINANCIAL STATEMENT DETAILS
YEAR ENDED DECEMBER 31, 2008 VS. YEAR ENDED DECEMBER 31, 2007
(Unaudited)

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees prior to the deferral of fee income	$208	$228	$(20)	(9)%
Deferred fees under SFAS No. 91	—	(101)	101	n/m (1)

Mortgage fees	$208	$127	$81	64%

(1)	n/m — Not meaningful.

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In millions)
Salaries and related expenses prior to the deferral of loan origination costs	$297	$343	$(46)	(13)%
Deferred loan origination costs under SFAS No. 91	—	(148)	148	n/m (1)

Salaries and related expenses	$297	$195	$102	52%

(1)	n/m — Not meaningful.

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In millions)
Other operating expenses prior to the deferral of loan origination costs	$164	$182	$(18)	(10)%
Deferred loan origination costs under SFAS No. 91	—	(12)	12	n/m (1)

Other operating expenses	$164	$170	$(6)	(4)%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
FOURTH QUARTER 2008 VS. FOURTH QUARTER 2007
(Unaudited)

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In millions)
Average loan servicing portfolio	$149,213	$163,056	$(13,843)	(8)%

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In millions)
Mortgage interest income	$15	$41	$(26)	(63)%
Mortgage interest expense	(18)	(21)	3	14%

Mortgage net finance (expense) income	(3)	20	(23)	n/m (1)

Loan servicing income	100	105	(5)	(5)%

Change in fair value of mortgage servicing rights	(445)	(277)	(168)	(61)%
Net derivative gain related to mortgage servicing rights	—	189	(189)	n/m (1)

Valuation adjustments related to mortgage servicing rights	(445)	(88)	(357)	(406)%

Net loan servicing (loss) income	(345)	17	(362)	n/m (1)

Other income	4	1	3	300%

Net revenues	(344)	38	(382)	n/m (1)

Salaries and related expenses	7	7	—	—
Occupancy and other office expenses	3	3	—	—
Other depreciation and amortization	—	1	(1)	(100)%
Other operating expenses	28	22	6	27%

Total expenses	38	33	5	15%

Segment (loss) profit	$(382)	$5	$(387)	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
YEAR ENDED DECEMBER 31, 2008 VS. YEAR ENDED DECEMBER 31, 2007
(Unaudited)

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In millions)
Average loan servicing portfolio	$152,681	$163,107	$(10,426)	(6)%

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In millions)
Mortgage interest income	$83	$182	$(99)	(54)%
Mortgage interest expense	(72)	(85)	13	15%

Mortgage net finance income	11	97	(86)	(89)%

Loan servicing income	430	489	(59)	(12)%

Change in fair value of mortgage servicing rights	(554)	(509)	(45)	(9)%
Net derivative loss related to mortgage servicing rights	(179)	96	(275)	n/m (1)

Valuation adjustments related to mortgage servicing rights	(733)	(413)	(320)	(77)%

Net loan servicing income	(303)	76	(379)	n/m (1)

Other income	16	3	13	433%

Net revenues	(276)	176	(452)	n/m (1)

Salaries and related expenses	31	29	2	7%
Occupancy and other office expenses	11	10	1	10%
Other depreciation and amortization	1	2	(1)	(50)%
Other operating expenses	111	60	51	85%

Total expenses	154	101	53	52%

Segment (loss) profit	$(430)	$75	$(505)	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
FOURTH QUARTER 2008 VS. FOURTH QUARTER 2007
(Unaudited)

	Average for the
	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In thousands of units)
Leased vehicles	331	343	(12)	(3)%
Maintenance service cards	290	309	(19)	(6)%
Fuel cards	287	321	(34)	(11)%
Accident management vehicles	319	325	(6)	(2)%

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In millions)
Fleet management fees	$40	$42	$(2)	(5)%
Fleet lease income	394	408	(14)	(3)%
Other income	17	25	(8)	(32)%

Net revenues	451	475	(24)	(5)%

Salaries and related expenses	27	23	4	17%
Occupancy and other office expenses	4	4	—	—
Depreciation on operating leases	328	320	8	3%
Fleet interest expense	45	55	(10)	(18)%
Other depreciation and amortization	3	3	—	—
Other operating expenses	39	35	4	11%

Total expenses	446	440	6	1%

Segment profit	$5	$35	$(30)	(86)%

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
YEAR ENDED DECEMBER 31, 2008 VS. YEAR ENDED DECEMBER 31, 2007
(Unaudited)

	Average for the
	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In thousands of units)
Leased vehicles	335	342	(7)	(2)%
Maintenance service cards	299	326	(27)	(8)%
Fuel cards	296	330	(34)	(10)%
Accident management vehicles	323	334	(11)	(3)%

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In millions)
Fleet management fees	$163	$164	$(1)	(1)%
Fleet lease income	1,585	1,598	(13)	(1)%
Other income	79	99	(20)	(20)%

Net revenues	1,827	1,861	(34)	(2)%

Salaries and related expenses	100	92	8	9%
Occupancy and other office expenses	19	18	1	6%
Depreciation on operating leases	1,299	1,264	35	3%
Fleet interest expense	169	215	(46)	(21)%
Other depreciation and amortization	11	12	(1)	(8)%
Other operating expenses	167	144	23	16%

Total expenses	1,765	1,745	20	1%

Segment profit	$62	$116	$(54)	(47)%

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF MORTGAGE LOANS HELD FOR SALE
(Unaudited)

December 31,
2008
(In millions)
First mortgages:
Conforming(1)	$827
Non-conforming	38
Alt-A(2)	2
Construction loans	35

Total first mortgages	902

Second lien	37
Scratch and Dent(3)	66
Other	1

Total	$1,006

(1) Represents mortgages that conform to the standards of the Federal National Mortgage Association, the Federal Home Loan Mortgage Association or the Government National Mortgage Association.

(2) Represents mortgages that are made to borrowers with prime credit histories, but do not meet the documentation requirements of a conforming loan.

(3) Represents mortgages with origination flaws or performance issues.

PHH CORPORATION AND SUBSIDIARIES
ECONOMIC HEDGE RESULTS RELATED TO MLHS AND IRLCS
(Unaudited)

	Three Months
	Ended December 31,
	2008	2007	Change	% Change
	(In millions)
Decline in valuation of Scratch and Dent loans	$(8)	$—	$(8)	n/m (1)
Decline in valuation of second-lien loans	(4)	(10)	6	60%
Other economic hedge results	(1)	(8)	7	88%

Total economic hedge results	$(13)	$(18)	$5	28%

	Year Ended
	December 31,
	2008	2007	Change	% Change
	(In millions)
Decline in valuation of ARMs	$(20)	$(11)	$(9)	(82)%
Decline in valuation of Scratch and Dent loans	(27)	(48)	21	44%
Decline in valuation of Alt-A loans	(1)	(8)	7	88%
Decline in valuation of second-lien loans	(6)	(28)	22	79%
Decline in valuation of jumbo loans	(15)	(4)	(11)	(275)%
Other economic hedge results	(55)	(38)	(17)	(45)%

Total economic hedge results	$(124)	$(137)	$13	9%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
(Unaudited)
Portfolio Activity

	Year Ended December 31,
	2008	2007
	(In millions)
Balance, beginning of period	$159,183	$160,222
Additions	28,693	35,350
Payoffs, sales and curtailments(1)	(38,126)	(36,389)

Balance, end of period(2)	$149,750	$159,183

Portfolio Composition

	December 31,
	2008	2007
	(In millions)
Owned servicing portfolio	$130,572	$129,572
Subserviced portfolio (2)	19,178	29,611

Total servicing portfolio	$149,750	$159,183

Fixed rate	$94,066	$103,406
Adjustable rate	55,684	55,777

Total servicing portfolio	$149,750	$159,183

Conventional loans	$132,347	$146,630
Government loans	10,905	8,417
Home equity lines of credit	6,498	4,136

Total servicing portfolio	$149,750	$159,183

Weighted-average interest rate	5.8%	6.1%

Portfolio Delinquency(3)

	December 31,
	2008		2007
	Number	Unpaid	Number	Unpaid
	of Loans	Balance	of Loans	Balance
30 days	2.61%	2.31%	2.22%	1.93%
60 days	0.67%	0.62%	0.53%	0.46%
90 or more days	0.75%	0.74%	0.48%	0.41%

Total delinquency	4.03%	3.67%	3.23%	2.80%

Foreclosure/real estate owned/bankruptcies	1.90%	1.83%	1.02%	0.87%

(1)	Payoffs, sales and curtailments for the year ended December 31, 2008 includes $18.3 billion of the unpaid principal balance of the underlying mortgage loans for which the associated MSRs were sold during the year ended December 31, 2007, but we subserviced these loans until the MSRs were transferred from our systems to the purchasers’ systems during the second quarter of 2008.

(2)	During the year ended December 31, 2007, the Company sold MSRs associated with $19.3 billion of the unpaid principal balance of the underlying mortgage loan; however, because the Company subserviced these loans until the MSRs were transferred from the Company’s systems to the purchasers’ systems in the second quarter of 2008, these loans were included in the Company’s mortgage loan servicing portfolio balance as of December 31, 2007. Sales of MSRs during the year ended December 31, 2008 were not significant.

(3)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

PHH CORPORATION AND SUBSIDIARIES
NET LOSS ON MORTGAGE SERVICING RIGHTS RISK MANAGEMENT ACTIVITIES
(Unaudited)

	Three Months
	Ended December 31,
	2008	2007
	(In millions)
Net derivative gain related to mortgage servicing rights	$—	$189
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	(390)	(215)

Net loss on MSRs risk management activities	$(390)	$(26)

	Year Ended
	December 31,
	2008	2007
	(In millions)
Net derivative (loss) gain related to mortgage servicing rights	$(179)	$96
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	(287)	(194)

Net loss on MSRs risk management activities	$(466)	$(98)

PHH CORPORATION AND SUBSIDIARIES
NET INVESTMENT IN FLEET LEASES DETAIL

	December 31,
	2008	2007
Vehicles under open-end leases	94%	96%
Vehicles under closed-end leases	6%	4%
Vehicles under fixed-rate leases	27%	28%
Vehicles under variable-rate leases	73%	72%
Our Fleet Management Services segment’s historical net credit losses as a percentage of Net investment in fleet leases has averaged 2 basis points, and did not exceed 7 basis points, over the last ten fiscal years. During the year ended December 31, 2008, there were no net credit losses, as recoveries during the period exceeded losses.

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
(Unaudited)
     As of December 31, 2008, available funding under our asset-backed debt arrangements and unsecured committed credit facilities consisted of:

		Utilized	Available
	Capacity(1)	Capacity	Capacity
	(In millions)
Asset-Backed Funding Arrangements Vehicle management(2)	$3,505	$3,376	$129
Mortgage warehouse	2,381	692	1,689
Unsecured Committed Credit Facilities(3)	1,303	1,043	260

(1)	Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2)	Our vehicle management asset-backed funding arrangements will amortize in accordance with their terms effective February 27, 2009. During the amortization period, we will be unable to borrow additional amounts under our vehicle management asset-backed funding arrangements

(3)	Utilized capacity reflects $8 million of letters of credit issued under the $1.3 billion Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, among PHH, a group of lenders and JPMorgan Chase Bank, N.A., as administrative agent.